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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            COMERICA CAPITAL TRUST I
             (Exact name of registrant as specified in its charter)


               Delaware                                     38-6786257
    (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                    Identification No.)


  500 Woodward Avenue, Detroit, Michigan                      48226
 (Address of principal executive offices)                  (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file numbers to which this form relates:
333-63090

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class               Name of each exchange on which each
         to be so registered:                   class is to be registered:


            7.60% Preferred Securities                 New York Stock Exchange
            of Comerica Capital Trust I

Securities to be registered pursuant to Section 12(g) of the Act: None

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Item 1.   Description of Registrant's Securities to be Registered.

         This registration statement relates to 7.60% Preferred Securities ("Preferred Securities") in denominations of $25 per security, aggregate liquidation amount of $250,000,000, of Comerica Capital Trust I (the "Registrant"), a statutory business trust created under the laws of Delaware. Each Preferred Security represents an undivided beneficial ownership interest in the assets of Comerica Capital Trust I and are guaranteed by Comerica Incorporated, a Delaware corporation, as Guarantor, to the extent set forth in the Guarantee Agreement executed by Comerica Incorporated and Chase Manhattan Trust Company, National Association, as Guarantee Trustee, a form of which is incorporated herein by reference to Exhibit 4(b) to the Registration Statement on Form S-3 (the "Registration Statement") of Comerica Incorporated, Comerica Capital Trust I and Comerica Capital Trust II, filed with the Securities and Exchange Commission (the "Commission") on June 15, 2001. The particular terms of the Preferred Securities and the Guarantee are described in the prospectus dated July 20, 2001, which forms a part of the Registration Statement (the "Prospectus"), as such Prospectus is amended by the Prospectus Supplement dated July 25, 2001. The Prospectus and the form of Guarantee are incorporated by reference herein as set forth in Item 2 below. Such Prospectus as may hereafter be amended or supplemented and filed as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference.

Item 2. Exhibits

    1. Prospectus pertaining to the offer and sale of the Preferred Securities, which forms a part of, and is incorporated by reference to, the Registration Statement.

    2. Form of Indenture relating to the Junior Subordinated Debentures (incorporated by reference to Exhibit 4(a) to the Registration Statement; File No. 333-63090).

    3. Form of Guarantee Agreement (incorporated by reference to Exhibit 4(b) to the Registration Statement).

    4.  Form of Junior Subordinated Debenture (incorporated by reference to
        Exhibit 4(c) to the Registration Statement).

    5. Certificate of Trust of Comerica Capital Trust I (incorporated by reference to Exhibit 4(d) to the Registration Statement).

    6. Declaration of Trust of Comerica Capital Trust I (incorporated by reference to Exhibit 4(f) to the Registration Statement).

    7. Form of Amended and Restated Declaration of Trust (incorporated by reference to Exhibit 4(h) to the Registration Statement).

    8. Form of Preferred Security (incorporated by reference to Exhibit 4(i) to the Registration Statement).

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant and Comerica Incorporated have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.


                                COMERICA CAPITAL TRUST I


                                  By: /s/ Ronald D. Marks
                                      -------------------
                                Name: RONALD D. MARKS
                                Title: Administrative Trustee


                                COMERICA INCORPORATED


                                By: /s/ Mark W.Yonkman
                                    ------------------
                                Name: MARK W. YONKMAN
                                Title: First Vice President, Assistant
                                Secretary and General Counsel - Corporate
                                Finance


Dated: July 27, 2001